Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS FOURTH QUARTER AND YEAR-END 2007 EARNINGS

NAPLES, FLORIDA (February 20, 2008) Health Management Associates, Inc. (NYSE: HMA) announced its consolidated financial results for the fourth quarter and year ended December 31, 2007. For the quarter, HMA reported net revenue of $1,096.3 million; earnings before interest, income taxes, depreciation, amortization, refinancing and debt modification costs and after minority interests (“EBITDA”) of $149.8 million; net income of $12.5 million; income from continuing operations of $18.8 million; diluted earnings per share (“EPS”) of $0.05; and diluted EPS from continuing operations of $0.08.

For continuing operations at hospitals owned and operated by HMA for one year or more, referred to as same hospital continuing operations, net revenue increased 4.6%, net revenue per adjusted admission increased 3.0%, admissions declined 1.0%, adjusted admissions increased 1.6%, emergency room visits increased 4.1%, and surgeries increased 0.5%, all compared to the prior year’s fourth quarter. Same hospital EBITDA from continuing operations for the quarter was $170.8 million, which represented a margin of 15.9%.

During the fourth quarter, HMA ceased operating its Mesquite Community Hospital as a general acute care hospital, converted it into a specialty women’s hospital, and renamed it Woman’s Center at Dallas Regional Medical Center. As part of the conversion, the new Woman’s Center discontinued virtually all emergency room services, and as expected, emergency room volumes and their corresponding general acute care admissions declined significantly. The comparative statistics for same hospital continuing operations, provided above, exclude the changes in the Woman’s Center.

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Health Management Associates, Inc./Page 2

Provision for doubtful accounts, or bad debt expense, was $135.2 million (or 12.3% of net revenue) for the quarter compared to $125.7 million (or 11.8% of net revenue) for the third quarter ended September 30, 2007.

Since February 2007, HMA has given a 60% discount to uninsured patients for non-elective services. Uninsured discounts for the quarter were $149.9 million compared to $153.5 million for the quarter ended September 30, 2007. Charity/indigent care write-offs for the quarter were $17.7 million, compared to $145.8 million for the same period a year ago and $19.1 million for the third quarter. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 24.0% for the fourth quarter, compared to 37.7% (which included $200 million of additional bad debt reserves) for the same quarter a year ago and 24.1% for the third quarter ended September 30, 2007.

In addition, during the fourth quarter uninsured accounts receivable declined approximately $12.8 million compared to September 30, 2007, continuing the $9.0 million decline in uninsured accounts receivable during the third quarter as compared to June 30, 2007.

During the fourth quarter, the Company accounted for its Little Rock, Arkansas hospital and one of its two Biloxi, Mississippi hospitals as assets held-for-sale. Prior periods have been reclassified for these hospitals, as well as for two Virginia-based hospitals that the Company sold during the third quarter. The pre-tax loss from held-for-sale assets was approximately $8.7 million during the fourth quarter.

Total net revenue from continuing operations for the quarter increased 4.9%, total admissions from continuing operations declined 1.3%, and total adjusted admissions from continuing operations increased 1.1%, in each case as compared to the same quarter a year ago.

For the year, HMA reported net revenue of $4,392.1 million; EBITDA of $631.0 million; net income of $119.9 million; income from continuing operations of $117.9 million; diluted EPS of $0.49; and diluted EPS from continuing operations of $0.48. Cash flow from continuing operating activities for the year was $322.5 million, after cash interest and cash tax payments aggregating $294.2 million.

For 2008, HMA expects diluted earnings per share from continuing operations to be between $0.40 and $0.50 on anticipated net revenue of between $4.5 and $4.7 billion.

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Health Management Associates, Inc./Page 3

HMA will hold a conference call and webcast to discuss this press release on Thursday, February 21, 2008 at 11:00 a.m. ET. All interested investors are invited to access the webcast via HMA’s website at www.hma.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. The Company will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations.”

HMA owns and operates 58 hospitals, with approximately 8,300 licensed beds, in non-urban communities located throughout the United States. The Company’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for our patients, physicians, and the communities we serve.

All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Net revenue	$1,096,278	$1,044,599	$4,392,086	$4,050,425
Operating expenses:
Salaries and benefits	453,540	430,394	1,786,610	1,627,559
Supplies	140,537	131,750	586,061	546,632
Provision for doubtful accounts	135,220	302,683	528,719	570,768
Depreciation and amortization	59,201	52,258	220,827	185,450
Rent expense	22,835	17,428	86,886	80,309
Other operating expenses	193,390	177,492	774,954	698,891

Total operating expenses	1,004,723	1,112,005	3,984,057	3,709,609

Income (loss) from operations	91,555	(67,406)	408,029	340,816
Other income (expense):
Gains (loss) on sales of assets & insurance recoveries, net	(737)	14,581	2,514	16,568
Interest expense	(63,335)	(20,832)	(221,960)	(51,243)
Refinancing and debt modification costs	—	—	(761)	(7,602)

Income (loss) from continuing operations before minority interest and income taxes	27,483	(73,657)	187,822	298,539
Minority interests in (earnings) losses of consolidated entities, net	(220)	133	(326)	(2,037)

Income (loss) from continuing operations before income taxes	27,263	(73,524)	187,496	296,502
Income tax (expense) benefit	(8,505)	28,282	(69,587)	(114,721)

Income (loss) from continuing operations	18,758	(45,242)	117,909	181,781
(Loss) income from discontinued operations, net of income taxes	(6,298)	(10,963)	1,970	968

Net income (loss)	$12,460	$(56,205)	$119,879	$182,749

Earnings (loss) per share:
Basic earnings (loss) per share:
Continuing operations	$0.08	$(0.18)	$0.49	$0.76
Discontinued operations	(0.03)	(0.05)	0.01	—

Basic earnings (loss) per share	$0.05	$(0.23)	$0.50	$0.76

Diluted earnings (loss) per share:
Continuing operations	$0.08	$(0.18)	$0.48	$0.75
Discontinued operations	(0.03)	(0.05)	0.01	—

Diluted earnings (loss) per share	$0.05	$(0.23)	$0.49	$0.75

Dividends per share	$—	$0.06	$10.00	$0.24

Weighted average number of shares outstanding:
Basic	242,733	240,759	242,308	240,723
Add: Stock-based compensation arrangements	1,385	—	2,811	2,611
Convertible debt	—	—	—	6

Diluted	244,118	240,759	245,119	243,340

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Years Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$119,879	$182,749
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	227,099	185,450
Provision for doubtful accounts	528,719	570,768
Stock-based compensation expense	18,402	18,330
Minority interests in earnings of consolidated entities	326	2,037
Gains on sales of assets and insurance recoveries	(2,514)	(16,568)
Write-offs of deferred financing costs	761	4,628
Non-deferred financing costs	—	2,974
Long-lived asset impairment charge	—	2,000
Deferred income tax (benefit) expense	64,893	(109,092)
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(548,115)	(489,407)
Supplies	(4,933)	(13,479)
Prepaid expenses	7,359	1,483
Prepaid and recoverable income taxes and income taxes payable	(63,883)	26,274
Deferred charges and other long-term assets	(13,878)	3,260
Accounts payable	14,083	26,029
Accrued expenses and other current liabilities	(42,903)	26,540
Other long-term liabilities	19,403	32,489
Equity compensation excess income tax benefit	(273)	(1,369)
Income from discontinued operations, net of income taxes	(1,970)	(968)

Net cash provided by continuing operating activities	322,455	454,128

Cash flows from investing activities:
Acquisitions of hospitals, minority interests and other	(38,599)	(184,870)
Additions to property, plant and equipment	(270,598)	(336,049)
Proceeds from sales of assets and insurance recoveries	32,345	6,051
Proceeds from sales of discontinued operations	70,000	37,196
Increases in restricted funds, net	(10,674)	(18,495)

Net cash used in continuing investing activities	(217,526)	(496,167)

Cash flows from financing activities:
Proceeds from long-term debt, net	2,707,608	866,948
Principal payments on debt and capital lease obligations	(344,587)	(743,262)
Proceeds from exercises of stock options	24,793	22,451
Purchases of treasury stock	—	(36,762)
Payments of financing costs	(3,277)	(3,568)
Investments by minority shareholders	8,369	—
Cash distributions to minority shareholders	(3,025)	(1,776)
Payments of cash dividends	(2,425,001)	(57,877)
Equity compensation excess income tax benefit	273	1,369

Net cash (used in) provided by continuing financing activities	(34,847)	47,523

Net increase in cash and cash equivalents before discontinued operations	70,082	5,484
Net decrease in cash and cash equivalents from discontinued operations:
Operating activities	(11,312)	(4,070)
Investing activities	(1,416)	(4,202)
Financing activities	(181)	(307)

Net increase (decrease) in cash and cash equivalents	57,173	(3,095)
Cash and cash equivalents at beginning of period	66,814	69,909

Cash and cash equivalents at end of period	$123,987	$66,814

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2007	December 31, 2006
Assets
Current Assets:
Cash and cash equivalents	$123,987	$66,814
Accounts receivable, net	627,879	633,555
Other current assets	285,496	265,428
Assets of discontinued operations	28,745	79,877
Property, plant and equipment, net	2,443,189	2,395,237
Restricted funds	76,179	58,986
Other assets	1,058,444	991,055

	$4,643,919	$4,490,952

Liabilities and Stockholders’ Equity
Current liabilities	$597,646	$472,665
Deferred income taxes	70,457	109,790
Other long-term liabilities and minority interests	328,433	205,972
Long-term debt	3,566,355	1,296,403
Stockholders’ equity	81,028	2,406,122

	$4,643,919	$4,490,952

	Three Months Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006
Same Hospitals(a)
Occupancy	42.8%	45.2%	45.0%	45.3%
Patient Days	317,744	322,474	1,266,207	1,283,942
Admissions	75,854	76,600	299,253	300,702
Adjusted Admissions	131,986	129,921	511,393	503,375
Average length of stay	4.2	4.2	4.2	4.3
Surgeries	68,929	68,620	271,051	272,983
Outpatient Revenue percentage	49.6%	49.9%	49.0%	49.4%
Inpatient Revenue percentage	50.4%	50.1%	51.0%	50.6%

Total Hospitals(a)
Occupancy	42.1%	44.6%	44.8%	45.6%
Patient Days	323,215	329,575	1,332,424	1,340,873
Admissions	77,531	78,576	316,486	314,914
Adjusted Admissions	134,842	133,422	543,312	529,528
Average length of stay	4.2	4.2	4.2	4.3
Surgeries	70,420	69,828	284,150	285,144
Outpatient Revenue percentage	49.4%	50.7%	49.3%	51.0%
Inpatient Revenue percentage	50.6%	49.3%	50.7%	49.0%

(a)	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2007 (a)	2006 (a)	2007 (a)	2006 (a)
Net revenue	$1,096,278	$1,044,599	$4,392,086	$4,050,425
Less acquisitions, corporate and other	25,264	21,087	298,652	219,394

Same hospital net revenue	$1,071,014	$1,023,512	$4,093,434	$3,831,031

Income (loss) from continuing operations before income taxes	$27,263	$(73,524)	$187,496	$296,502
Add:
Interest expense	63,335	20,832	221,960	51,243
Depreciation and amortization	59,201	52,258	220,827	185,450
Refinancing and debt modification costs	—	—	761	7,602

EBITDA (b)	149,799	(434)	631,044	540,797
Adjustment for acquisitions, corporate and other	21,003	202,365	79,544	248,453

Same hospital EBITDA	$170,802	$201,931	$710,588	$789,250

Same hospital EBITDA margins =
Same hospital EBITDA / same hospital net revenue (b)	15.9%	19.7%	17.4%	20.6%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings, before interest, refinancing and debt modification costs, income taxes, depreciation and amortization and after minority interest. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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